Exhibit 10.11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***]
HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

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RESEARCH COLLABORATION AND OPTION TO LICENSE AGREEMENT

by and between

SYNTHETIC GENOMICS, INC.

and

MERCK SHARP & DOHME CORP.

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TABLE OF CONTENTS

10
Article 1 DEFINITIONS.		1
Article 2 RESEARCH PROGRAM		10
2.1	General	10
2.2	Performance of Research Plan	10
2.3	Joint Steering Committee	10
2.4	Alliance Managers	11
2.5	Exchange of Information	12
2.6	Records and Reports	12
2.7	Research Information and Inventions	12
2.8	Term of the Research Program(s)	13
2.9	Compliance with Law and Ethical Business Practices	13
2.10	Animal Research	14
2.11	Materials	14
Article 3 OPTION TO LICENSE; LICENSE; DEVELOPMENT AND COMMERCIALIZATION.		15
3.1	Option	15
3.2	Following Option Exercise by Merck.	15
3.3	No Implied Licenses	16
3.4	No Grant of Inconsistent Rights by Company	16
3.5	Sublicenses	16
3.6	Development and Commercialization	17
3.7	Exclusivity	17
Article 4 CONFIDENTIALITY AND PUBLICATION.		17
4.1	Nondisclosure Obligation	17
4.2	Publication	19
4.3	Publicity/Use of Names	19
Article 5 PAYMENTS; ROYALTIES AND REPORTS		20
5.1	Payments During the Research Program	20
5.2	Payments Upon and After Option Exercise (if any)	21
Article 6 REPRESENTATIONS AND WARRANTIES		27

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6.1	Representations and Warranties of Each Party	27
6.2	Company Representations and Warranties	28
6.3	Warranty Disclaimer	28
Article 7 PATENT PROVISIONS.		28
7.1	Filing, Prosecution and Maintenance of Patents	28
7.2	Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings	33
7.3	Enforcement and Defense	34
Article 8 TERM AND TERMINATION		36
8.1	Term and Expiration	36
8.2	Termination by Merck	36
8.3	Termination for Cause	36
8.4	Effects of Termination	38
8.5	Effect of Expiration or Termination; Survival	38
Article 9 MISCELLANEOUS		39
9.1	Indemnification	39
9.2	Limitation of Liability	39
9.3	Force Majeure	40
9.4	Assignment	40
9.5	Use of Affiliates	40
9.6	Severability	40
9.7	Notices	40
9.8	Applicable Law	41
9.9	Dispute Resolution	41
9.10	Entire Agreement; Amendments	42
9.11	Headings	43
9.12	Independent Contractors	43
9.13	Waiver	43
9.14	Waiver of Rule of Construction	43
9.15	Certain Conventions.	43
9.16	Business Day Requirements	43
9.17	Counterparts	43

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RESEARCH COLLABORATION AND OPTION TO LICENSE AGREEMENT

This Research Collaboration and Option to License Agreement (this “Agreement”) is effective as of May 22, 2017 (the “Effective Date”) and is entered into by and between SYNTHETIC GENOMICS, INC., a corporation organized and existing under the laws of Delaware (“Company”), and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey (“Merck”).

RECITALS:

WHEREAS, Company has developed and is the owner of certain proprietary technology relating to engineering bacteriophages;

WHEREAS, Merck is interested in working with the Company to generate a [***] bacteriophage targeting [***] and, [***]

WHEREAS, through the [***] Research Plan (as defined below), and, if entered into pursuant to the terms hereof, the [***] Research Plan (as defined below), the Company will endeavor to generate bacteriophages meeting certain criteria as set forth herein; and

WHEREAS, during the term of the License Option (as defined below), Merck shall have the exclusive option to exclusively license any such bacteriophage meeting such criteria.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Company and Merck hereby agree as follows:

ARTICLE 1  DEFINITIONS.

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1       “AAALAC” means the Association for Assessment and Accreditation of Laboratory Animal Care International.

1.2       “Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as amended from time to time.

1.3       “Affiliate” means (i) any corporation or business entity of which, now or hereafter, fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting

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stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck or Company; or (ii) any corporation or business entity which, now or hereafter, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or Company. A corporation or entity shall be deemed to be an Affiliate only during the period for which it meets the foregoing criteria.

1.4       “Agreement” has the meaning given such term in the preamble to this document.

1.5       “Agreement Payments” has the meaning set forth in Section 5.2.7.

1.6       “Alliance Manager” has the meaning set forth in Section 2.4.

1.7       “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.8       “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.9       “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase IIb Clinical Trial, Phase III Clinical Trial, and/or Post-approval Clinical Trial.

1.10     “Code” has the meaning set forth in Section 8.3.3.

1.11     “Combination Product” means a Product that includes one or more pharmaceutically active ingredients other than Product Candidate in combination with Product Candidate.

1.12     “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, such reasonable and diligent efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances, but in any event no less than the efforts consistent with those used by similarly situated companies in the pharmaceutical industry.  It is understood and agreed that with respect to the research, development and sale of Product by either Party, such efforts shall be substantially equivalent to those efforts and resources commonly used by such Party for pharmaceutical or biological products owned by such Party or to which such Party has rights (and in any event no less than the efforts consistent with those used by similarly situated companies in the pharmaceutical industry), which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the Regulatory Authority involved, the profitability of the product including the amounts payable to licensors of patent or other intellectual property rights, alternative products, other risks associated with the development or commercialization of the product and other relevant factors.  Commercially Reasonable Efforts shall be determined on a market-by-market basis for a particular Product, and it is anticipated that the level of effort will be different for different markets, and will change over time, reflecting among other things changes in the status of the Product and the market(s) involved.

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1.13     “Committee” has the meaning set forth in Section 2.3.

1.14     “Company” has the meaning given such term in the preamble to this Agreement.

1.15     “Company Background IP” means (a) the Patent Rights set forth on Schedule 1.12 and know-how owned or controlled by Company or any of its Affiliates as of the Effective Date and (b) the Company Platform Improvements.

1.16     “Company Indemnified Parties” has the meaning set forth in Section 9.1.1.

1.17     “Company Information and Inventions” means all protocols, formulas, data, Inventions (but not Company Platform Improvements), know-how and trade secrets, patentable or otherwise, resulting from the Research Program developed or invented solely by employee(s) of Company and/or its Affiliates, and/or a Third Party acting on behalf of Company and/or its Affiliates and not employed by Merck and/or its Affiliates.

1.18     “Company Know-How” means all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Company Information and Inventions and Company’s rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise (but excluding any Company Patent Rights in any of the foregoing), which during the term of this Agreement (i) are in the possession of, and owned or controlled by, Company or its Affiliates, (ii) are not generally known and (iii) are reasonably necessary for the manufacture, marketing, use or sale of Product Candidate or Product in the Territory.

1.19     “Company Patent Rights” means Patent Rights that claim or cover Company Information and Inventions.

1.20     “Company Platform Improvements” means all Inventions relating to an improvement or enhancement to any invention, process or technique claimed in or covered by the Patent Rights within clause (a) of the definition of Company Background IP, including to any invention, process or technique that relies upon or infringes any Patent Rights within clause (a) of the definition of Company Background IP.

1.21     “Competitive Product” means, with respect to a particular Product that has received Marketing Authorization in a country, a product sold by a Third Party in such country of that contains the same bacteriophage, or a bioequivalent form thereof, as such Product resulting in substantially the same antibacterial mechanism of action and generating substantially the same pharmacological outcome with substantially the same relative magnitude.

1.22     “Dispute” has the meaning set forth in Section 9.9.1.

1.23     “Field” means the use of Product and Product Candidate for any and all purposes.

1.24     “First Commercial Sale” means, with respect to any Product, the first sale for end use or consumption of such Product in a country that triggers a royalty payment to Company under this Agreement, excluding, however, any sale or other distribution for use in a Clinical Trial.

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1.25     “GLP” or “Good Laboratory Practice” means the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good laboratory practice as are required by any Regulatory Authority in the Territory.

1.26     “[***] Engineered Phage” means an engineered bacteriophage [***]pursuant to the criteria set forth in the [***] Research Plan.

1.27     “[***] License Option” has the meaning set forth in Section 3.1.1.

1.28     “[***] Option Term” has the meaning set forth in Section 3.1.1.

1.29     “[***] Research Option” has the meaning set forth in Section 2.1.2.

1.30     “[***] Research Plan” has the meaning set forth in Section 2.1.1.

1.31     “[***] Research Term” has the meaning set forth in Section 2.8.

1.32     “[***] Milestone 1” has the meaning set forth in Section 5.1.3.

1.33     “[***] Milestone 2” has the meaning set forth in Section 5.1.3.

1.34     “[***] Milestone 3” has the meaning set forth in Section 5.1.3.

1.35     “[***] Milestone 4” has the meaning set forth in Section 5.1.3.

1.36     “[***] Preclinical Milestones” has the meaning set forth in Section 5.1.3.

1.37     “IND” means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.38     “Indemnified Party” has the meaning set forth in Section 9.1.3.

1.39     “Indemnifying Party” has the meaning set forth in Section 9.1.3.

1.40     “Indication” means a separate and distinct disease or medical condition in humans (i) which a Product that is in Clinical Trials is intended to treat, prevent and/or diagnose, and/or (ii) for which a Product has received Marketing Authorization based on a separate Clinical Trial, meaning that such Indication is contained in the Product’s labeling approved by a Regulatory Authority as part of the Marketing Authorization for such Product.

1.41     “Information” means any and all information and data, including without limitation all Merck Know-How, all Company Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated

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in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.42     “Initiation” means, with respect to a Clinical Trial, the administration of the first dose to a human subject in such Clinical Trial.

1.43     “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice as a result of the Research Program.

1.44     “In Vivo POC”, with respect to the [***] Research Plan, has the meaning set forth in subsection d. of “COMPANY deliverables” under “[***] Milestone 3: Proof-of-concept efficacy in a [***] animal model [***]” in the [***] Research Plan, and with respect to the [***] Research Plan, has the meaning set forth in subsection c. of “COMPANY deliverables” under “[***] Milestone 3: Proof-of-concept efficacy in a [***]animal model [***]” in the [***] Research Plan.

1.45     “Joint Information and Inventions” means all protocols, formulas, data, Inventions (but not Company Platform Improvements), know-how and trade secrets, patentable or otherwise, resulting from the Research Program developed or invented jointly by employee(s) of Merck and/or its Affiliates, and/or a Third Party acting on behalf of Merck and/or its Affiliates, and by employee(s) of Company and/or its Affiliates, and/or a Third Party acting on behalf of Company and/or its Affiliates.

1.46     “Joint Patent Rights” means Patent Rights that claim or cover Joint Information and Inventions.

1.47     “License Option” has the meaning set forth in Section 3.1.

1.48     “Major European Market” means anyone of the following countries:  the United Kingdom, France, Germany, Italy or Spain.

1.49     “Major Market” means any one of the following countries: United States, Japan, the United Kingdom, France, Germany, Italy or Spain.

1.50     “Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell a Product in any country (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Product in a country).

1.51     “Materials” has the meaning set forth in Section 2.1.1.

1.52     “Merck” has the meaning given such term in the preamble to this Agreement.

1.53     “Merck Indemnified Parties” has the meaning set forth in Section 9.1.2.

1.54     “Merck Information and Inventions” means all protocols, formulas, data, Inventions (but not Company Platform Improvements), know-how and trade secrets, patentable or otherwise, resulting from the Research Program developed or invented solely by employee(s) of Merck

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and/or its Affiliates, and/or a Third Party acting on behalf of Merck and/or its Affiliates, and not employed by Company and/or its Affiliates.

1.55     “Merck Know-How” means all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Merck Information and Inventions and Merck’s rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the term of this Agreement (i) are in Merck’s possession or control, (ii) are not generally known and (iii) are in Merck’s opinion necessary to Company in the performance of its obligations under the Research Program.

1.56     “NDA” means a New Drug Application, Biologics License Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.57     “Net Sales” means the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Product sold by Merck or its Related Parties to the first Third Party  (or, if not invoiced, amounts received by Merck or its Related Parties for the sale of Products to Third Parties) after deducting, if not previously deducted, from the amount invoiced or received the following items to the extent included in the gross invoiced sales price of such Product and not separately invoiced:

1.57.1  trade and quantity discounts other than early payment cash discounts actually allowed and taken specifically with respect to the sales of Product;

1.57.2  returns, rebates, chargebacks and other allowances for the Products actually allowed and taken and applied in a uniform manner among Product and not other products;

1.57.3  retroactive price reductions that are actually allowed or granted;

1.57.4  deductions for Health Care Reform fees and similar deductions to gross invoice price of Product imposed by Regulatory Authorities or other governmental entities when adjusted for rebates and refunds;

1.57.5  a fixed amount equal to three percent (3%) of the amount invoiced to cover bad debt, early payment cash discounts, transportation and insurance and custom duties; and

1.57.6  the standard inventory cost of specialty devices or delivery systems used for dispensing or administering Product.

With respect to sales of Combination Products in a country during an accounting period, Net Sales shall be calculated on the basis of the gross invoice price of Product(s) containing the same dosage of Product Candidate sold without other active ingredients in such country and during such accounting period.  In the event that Product with a certain dosage of Product Candidate is sold only as a Combination Product in a country during an accounting period, Net Sales shall be calculated on the basis of the gross invoice price of the Combination Product multiplied by a

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fraction, the numerator of which shall be the inventory cost of Product Candidate in the Product and the denominator of which shall be the inventory cost of all of the active ingredients in the Combination Product during such accounting period.  Inventory cost shall be determined in good faith in accordance with Merck's regular accounting methods, consistently applied.  The deductions set forth in Sections 1.37.1 through 1.37.6 will be applied in calculating Net Sales for a Combination Product prior to the application of the calculation in this paragraph.  In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this Paragraph does not fairly reflect the value of Product Candidate relative to the other active ingredients in the Combination Product, the Parties shall reasonably negotiate other means of calculating Net Sales with respect to Combination Products.

1.58     “Officials” has the meaning set forth in Section 2.9.3.

1.59     “Party” means Merck or Company, individually, and “Parties” means Merck and Company, collectively.

1.60     “Patent Rights” means any and all patents and patent applications in the Territory (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like of any such patents and patent applications, and foreign equivalents of the foregoing.

1.61     “Payment” has the meaning set forth in Section 2.9.3.

1.62     “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.63     “Phage” means a [***] Engineered Phage and/or [***] Engineered Phage.

1.64     “Phase I Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a) or its non-United States equivalents.

1.65     “Phase II Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b) or its non-United States equivalents.

1.66     “Phase IIb Clinical Trial” means a Phase II Clinical Trial of a Product Candidate the principal purpose of which is to confirm efficacy and safety consistent with the efficacy and safety observed in a previous Clinical Trial of such Product Candidate in the target population at the intended dose or doses or range of doses on a sufficient number of subjects and for a sufficient period of time to determine the optimal manner of use of a Product Candidate (dose and dose regimen) prior to the Initiation of a Phase III Clinical Trial of such Product Candidate. For clarity, a Phase IIb Clinical Trial does not include a Phase Ib/IIa clinical trial.

1.67     “Phase III Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c) or its non-United States equivalents.

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1.68     “Preclinical Milestone” means a [***] Preclinical Milestone or a [***] Preclinical Milestone and “Preclinical Milestones” means the [***] Preclinical Milestones and the [***] Preclinical Milestones.

1.69     “Product(s)” means any pharmaceutical or biological preparation for use in humans in final form containing Product Candidate as an active ingredient (i) for sale by prescription, over-the-counter or any other method; or (ii) for administration to human patients in a Clinical Trial, for any and all uses in the Field, including without limitation any Combination Product.

1.70     “Product Candidate” means (a) a [***] Engineered Phage (including [***] Engineered Phage) made by or on behalf of Company under the [***] Research Plan to the extent Merck exercises the [***] License Option, (b) an [***] Engineered Phage (including [***] Engineered Phage) made by or on behalf of Company under the [***] Research Plan to the extent Merck exercises the [***] License Option or (c) a [***] referred to in clauses (a) and (b), and with respect to each of clauses (a), (b), and (c), [***] CMC and regulatory purposes. References to “Product Candidate” in this Agreement will exclude clause (b) above in the event that Merck does not exercise the [***] Research Option.

1.71     “Product-Specific Company Patent Right” means any Company Patent Right that specifically claims (i) [***] and/or (ii) [***], and in the case of each of clause (i) and (ii) [***].

1.72     “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

1.73     “Related Party” means each of Merck, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

1.74     “Research Plan” means the [***] Research Plan or the [***] Research Plan, as applicable.

1.75     “Research Program” means the research activities undertaken by the Parties as set forth in Article 2 and the [***] Research Plan and, if Merck exercises the [***] Research Plan Option, the [***] Research Plan.

1.76     “Research Program Patent Rights” means Company Patent Rights other than Product-Specific Company Patent Rights.

1.77     “Research Term” means the [***] Research Term or the [***] Research Term, as applicable.

1.78     “Royalty Period” has the meaning set forth in Section 5.2.3(a)(iii).

1.79     “Second Marketing Authorization” means a Marketing Authorization for a different Indication than one for which a Product Candidate has received Marketing Authorization.  For the avoidance of doubt, expansion of an already approved Indication or approval for a subpopulation shall not constitute a Second Marketing Authorization.

1.80     “[***] Milestone 1” has the meaning set forth in Section 5.1.2.

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1.81     “[***] Milestone 2” has the meaning set forth in Section 5.1.2.

1.82     “[***] Milestone 3” has the meaning set forth in Section 5.1.2.

1.83     “[***] Milestone 4” has the meaning set forth in Section 5.1.2.

1.84     “[***] Preclinical Milestones” has the meaning set forth in Section 5.1.2.

1.85     “[***] Engineered Phage” means an engineered bacteriophage [***] pursuant to the criteria set forth in the [***] Research Plan.

1.86     “[***] License Option” has the meaning set forth in Section 3.1.1.

1.87     “[***] Option Term” has the meaning set forth in Section 3.1.1.

1.88     “[***] Research Plan” has the meaning set forth in Section 2.1.1.

1.89     “[***] Research Term” has the meaning set forth in Section 2.8.

1.90     “Taxes” has the meaning set forth in Section 5.2.7.

1.91     “Territory” means all of the countries in the world, and their territories and possessions.

1.92     “Third Party” means an entity other than Merck and its Related Parties, and Company and its Affiliates.

1.93     “Third Party License” has the meaning set forth in Section 5.2.3(e).

1.94     “Valid Patent Claim” means a claim of an issued, unexpired and in-force patent included within the Company Background IP, the Company Patent Rights or the Joint Patent Rights that claims Product Candidate as a composition of matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, supplemental examination or disclaimer or otherwise.

1.95     “Violation” means that either Party, or any of its officers or directors has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (https://oig.hhs.gov/exclusions/index.asp); and/or (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (https://oig.hhs.gov/exclusions/exclusions_list.asp) or the U.S. General Services Administration's list of Parties Excluded from Federal Programs (https://www.sam.gov/portal/public/SAM/) (each of (a) and (b), singly and collectively, the “Exclusions Lists”).

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ARTICLE 2  RESEARCH PROGRAM

2.1       General.

2.1.1    Company and Merck shall engage in the Research Program upon the terms and conditions set forth in this Agreement.  Schedule 2.1.1(a) sets forth the activities to be undertaken beginning as of the Effective Date (as the same may be amended, the “[***] Research Plan”). Schedule 2.1.1(b) sets forth the activities to be undertaken, if at all, following exercise by Merck of the [***] Research Option (as the same may be amended, the “[***] Research Plan”).

2.1.2    Company hereby grants to Merck an exclusive option, exercisable at any time prior to expiration of the [***] Research Term to require Company to engage in the [***] Research Plan (such option, the “[***] Research Option”). Merck may exercise the [***] Research Option, in Merck’s sole discretion, by sending Company written notice of such exercise, and paying [***] in accordance with Section 5.2.1(a).

2.2       Performance of Research Plan.  Each Party shall be responsible for its costs and expenses in connection with the Research Program. Each Party shall proceed diligently and in good faith with the work set out in the Research Plan by using its reasonable efforts to allocate sufficient time, effort, equipment and facilities to the Research Program and to use personnel with sufficient skills and experience as are required to accomplish its activities under the Research Program in accordance with the terms of this Agreement and the Research Plan.  Merck shall be entitled to utilize the services of its Affiliates and Third Parties to perform its Research Program activities.  Company shall be entitled to utilize the service of Third Parties to perform its Research Program activities only upon Merck’s prior written consent, as set forth on Schedule 2.2, or as specifically set forth in the Research Plan.  Notwithstanding any such utilization, each Party shall remain at all times fully liable for its respective responsibilities under the Research Program.

2.3       Joint Steering Committee.  The Parties hereby establish a committee to facilitate the Research Program as follows:

2.3.1    Composition of the Joint Steering Committee.  The Research Program shall be conducted under the direction of a joint steering committee (the “Committee”) comprised of two (2) senior representatives of Merck (who shall be employees of Merck or its Affiliate, as applicable) and two (2) senior representatives of Company (who shall be employees of Company or its Affiliate, as applicable).  Each Party may change its representatives to the Committee from time to time in its sole discretion, effective upon notice to the other Party of such change.  These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program.  Additional representative(s) or consultant(s) may, from time to time by mutual consent of the Parties, be invited to attend Committee meetings, subject to such representative’s or consultants written agreement to comply with the requirements of Section 4.1.  The goal of all decision-making of the Committee shall be to achieve consensus.  Decisions of the Committee shall be made unanimously by the representatives.  In the event that the Committee cannot or does not, after reasonable good faith efforts, reach agreement on an issue within the scope of the Committee’s decision-making

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authority as set forth in Section 2.3.2 below, such issue shall be escalated pursuant to Section 9.9 hereof.

2.3.2    Scope of Committee Oversight.  The Committee shall be responsible for overseeing the Research Program, including to (i) review and amend the Research Plan from time to time, (ii) review and coordinate the Parties’ activities under the Research Program, (iii) confer regarding the status of the Research Program and the progress under the Research Program and to make determinations and decisions in connection with the Research Plan (including issues of priority), (iv) review results under the Research Program, (v) consider and advise on technical issues a Party wishes to raise to the other Party under the Research Program, and (vi) determine whether the Preclinical Milestones have been achieved.  With respect to any determination by the Committee as to the achievement of a Preclinical Milestone, the Committee shall be required to make any such determination within no less than forty-five (45) days after receiving written notice from the Company of its assessment that such Preclinical Milestone has been achieved. The Committee shall not have the authority to: (w) modify or amend the terms and conditions of this Agreement; (x) waive either Party’s compliance with the terms and conditions of this Agreement; (y) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement; or (z) amend the Research Plan in a manner that would increase the Preclinical Milestones or modify the definitions thereof.

2.3.3    Meetings.  During the Research Term, the Committee shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between Company and Merck facilities (or such other location may be determined by the Committee or by means of teleconference, videoconference or other similar communications equipment).  The Committee shall confer regarding the status of the Research Program, review relevant data, consider and advise on any technical issues that arise, consider issues of priority, and review and advise on any budgetary and economic matters relating to the Research Program which may be referred to the Committee.  Each Party shall bear its own expenses related to the attendance of such meetings by its representatives.

2.3.4    Disbandment of Committee.  Upon completion (or earlier termination) of the Research Program, the Committee shall have no further authority with respect to the activities hereunder.  The Committee shall be disbanded upon expiration of the term of the License Option.

2.4       Alliance Managers.  Each Party shall have the right to appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement (each an “Alliance Manager”).  Such persons shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information, and may serve as a single point of contact for any matters arising under this Agreement.  The Alliance Managers shall have the right to attend all Committee meetings as non-voting participants and may bring to the attention of the Committee any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing.  Each Party may designate different Alliance Managers by notice in writing to the other Party.

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2.5       Exchange of Information.  During the Research Term, Company shall disclose to Merck in English and in writing or in an electronic format all results generated by or on behalf of Company under the Research Program and all Company Know-How reasonably necessary for Merck to determine whether to exercise a License Option. If Merck exercises a License Option, Company shall disclose to Merck such other Company Know-How requested by, or required to be disclosed to, a Regulatory Authority in connection with the development or commercialization of a Product or Product Candidate; provided,  however, that if Company reasonably determines that such Company Know-How is particularly sensitive, Company may instead disclose such Company Know-How directly to such Regulatory Authority.  Company shall make itself reasonably available to Merck and such Regulatory Authority in connection with the foregoing.

2.6       Records and Reports.

2.6.1    Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by or on behalf of such Party.

2.6.2    Copies and Inspection of Records. Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Company referred to in Section 2.6.1.  Merck shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1.  Merck shall have the right to arrange for its employee(s) and/or consultant(s) involved in the activities contemplated hereunder to visit the offices and laboratories of Company and any of its Third Party contractors as permitted under Section 2.2 during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultant(s) of Company.  Upon request, Company shall provide copies of the records described in Section 2.6.1.

2.6.3    Semi-annual Reports.  Within thirty (30) days after each June 30 and December 31 during the term of this Agreement, Company shall provide to Merck a written progress report in English which shall describe the work performed to date on the applicable Research Plan, evaluate the work performed in relation to the goals of such Research Plan and provide such other information as may be required by such Research Plan or reasonably requested by Merck relating to the progress of the goals or performance of such Research Plan.  Following exercise by Merck of a License Option with respect to a Research Plan, if at all, such reports for such Research Plan shall be considered the Confidential Information of Merck.

2.7       Research Information and Inventions.

2.7.1    The entire right, title and interest in:

(a)        Company Platform Improvements shall be owned solely by Company;

(b)        Company Information and Inventions shall be owned solely by Company;

(c)        Merck Information and Inventions shall be owned solely by Merck; and

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(d)        Joint Information and Inventions shall be owned jointly by Company and Merck.

2.7.2    Each Party shall promptly disclose to the other Party in writing the development, making conception or reduction to practice of Joint Information and Inventions, and Company shall reasonably promptly disclose to Merck in writing the development, making, conception or reduction to practice of Company Information and Inventions. For the purposes of determining ownership under this Section 2.7, inventorship shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).  Subject to the licenses granted to the other Party under this Agreement and the other terms and conditions of this Agreement, each Party shall have the non-exclusive right to exploit its interest in Joint Information and Inventions and Joint Patent Rights, and to grant licenses under its interest in Joint Information and Inventions and Joint Patent Rights, as it deems appropriate, without the consent of, and without accounting to, the other Party; provided, however, that for clarity, the foregoing joint ownership rights shall not be construed as granting, conveying or creating any license or other rights to the other Party’s intellectual property, unless otherwise expressly set forth in this Agreement; and further provided that, in the event that any Joint Patent Rights claim or cover a Product Candidate or the manufacturing process therefor, Company shall not grant any license under its interest in such Joint Patent Rights to any Third Party without Merck’s prior written consent.

2.8       Term of the Research Program(s).  Unless this Agreement is terminated pursuant to Section 8.2 or 8.3, the term of the [***] Research Program shall commence on the Effective Date and continue until the second anniversary of the Effective Date (the “[***] Research Term”).  To the extent Merck exercises the [***] Research Option, and unless this Agreement is terminated pursuant to Section 8.2 or 8.3, the term of the [***] Research Plan shall expire on the date that is eighteen (18) months after the date of commencement of the [***] Research Plan(the “[***] Research Term”).

2.9       Compliance with Law and Ethical Business Practices.

2.9.1    Each Party shall conduct the Research Program in accordance with all applicable laws, rules and regulations including, without limitation, all current governmental regulatory requirements concerning Good Laboratory Practices.  Each Party shall notify the other Party in writing of any deviations from applicable regulatory or legal requirements.  Each Party hereby certifies that it has not and will not employ or otherwise use in any capacity the services of any person or entity debarred under Section 21 USC 335a in performing any services hereunder.  Each Party shall notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and shall promptly remove any person or entity so disbarred from performing any activities under the Research Program, or function or capacity related to the Research Program.

2.9.2    Company acknowledges that Merck’s corporate policy requires that Merck’s business must be conducted within the letter and spirit of the law.  By signing this Agreement, each Party agrees to conduct the services contemplated herein in a manner which is consistent with both law and good business ethics.

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2.9.3    Each Party warrants that none of its employees, agents, officers or other members of its management are officials, officers, agents or representatives of any government or public international organization (as such term is defined in the Foreign Corrupt Practices Act). Neither Party shall make any payment, either directly or indirectly, of money or other assets, including but not limited to the compensation such Party derives from this Agreement (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law.  In addition regardless of legality, neither Party shall make any Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of the other Party’s business.

2.9.4    Company acknowledges that no employee of Merck or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by Company or its agents to any Third Party in violation of terms of this or any other provisions of this Agreement.

2.9.5    Each Party certifies to the other Party that as of the date of this Agreement it has screened itself, and its officers, directors and employees against the Exclusions Lists and that it has informed the other Party whether it or any of its officers or directors has been in Violation.  After the execution of this Agreement, each Party shall notify the other Party in writing immediately if any such Violation occurs or comes to its attention.

2.9.6    Any failure to abide by the provisions of this Section 2.9 shall be deemed a material breach of this Agreement.

2.10     Animal Research.  If animals are used in research hereunder, Company will comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals.  Merck encourages Company to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals.  Company hereby certifies that it has and shall maintain current and valid accreditation from AAALAC during the Research Term. Any animals which are used in the course of the Research Program, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.

2.11     Materials.  Merck may, in its sole discretion, provide Company with certain materials solely for the purpose of enabling Company to perform its activities under the Research Program in accordance with the terms of this Agreement (“Materials”).  To the extent Merck provides such Materials, such Materials are not to be used in humans, nor shall any of the Materials, or any derivatives, analogs, modifications or components thereof be transferred, delivered or disclosed to any Third Party without the prior written approval of Merck.  Any unused Materials and any derivatives, analogs, modifications or components thereof shall be, at Merck’s option, either returned to Merck, or destroyed in accordance with instructions by Merck. To the extent Company provides any biological materials to Merck under this Agreement, (i) such materials are not to be used in humans, and (ii) if this Agreement terminates prior to the exercise of a

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License Option by Merck, any unused amounts of such materials and any derivatives, analogs, modifications or components thereof shall be, at Company’s option, either returned to Company, or destroyed in accordance with instructions by Company.

ARTICLE 3  OPTION TO LICENSE; LICENSE; DEVELOPMENT AND COMMERCIALIZATION.

3.1       Option.  Company hereby grants to Merck an exclusive option to obtain with respect to any and all Product Candidates developed during any Research Term a worldwide license as set forth in Section 3.2 pursuant to the terms of this Agreement (the “License Option”). Merck may exercise the License Option, in its sole discretion, in the following circumstances by sending Company written notice of such exercise and making the applicable payment in accordance with Section 5.2.1(b) or (c):

3.1.1    if Merck does not exercise the [***] Research Option pursuant to Section 2.1.2, Merck may, in its sole discretion, at any time during the [***] Research Term and for a period of ninety (90) days thereafter (the “[***] Option Term”), exercise the License Option with respect to Product and Product Candidates from the [***] Research Plan (the “[***] License Option”); and

3.1.2    if Merck exercises the [***] Research Option pursuant to Section 2.1.2, Merck may, in its sole discretion, at any time during the [***] Research Term and for a period of ninety (90) days thereafter (the “[***] Option Term”), exercise its [***] License Option and/or the License Option with respect to Product and Product Candidates from the [***] Research Plan (the “[***] License Option”).

3.2       Following Option Exercise by Merck.  Upon and following exercise by Merck of the [***] License Option and/or the [***] License Option, if at all:

3.2.1    License Grant.

(a)        Company hereby grants to Merck an exclusive license (even as to Company) in the Territory under Company Patent Rights and its interest in Joint Patent Rights, with the right to grant and authorize sublicenses, for any and all uses in the Field, including, without limitation, to make, have made, use, import, offer to sell and sell (but not genetically modify) Product Candidate and Product.

(b)        Company hereby grants to Merck an exclusive license (even as to Company) in the Territory under the Patent Rights included in Company Background IP, with the right to grant and authorize sublicenses, for any and all uses in the Field, solely to make, have made, use, import, offer to sell and sell (but not genetically modify) Product Candidate and Product.

(c)        Company hereby grants to Merck an exclusive license (even as to Company) in the Territory under Company Know-How, with the right to grant and authorize sublicenses, for any and all uses in the Field, solely to make, have made, use, import, offer to sell and sell (but not genetically modify) Product Candidate and Product.

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3.2.2    Genetic Modifications to Product or Product Candidate for CMC or Regulatory Purposes.  In the event Merck reasonably determines that a modification to Product Candidate is needed for CMC or regulatory purposes, and such modification is genetic in nature, Merck will notify Company, and Company will use reasonable efforts to make such needed modification as requested by Merck. Merck will reimburse Company for its reasonable out-of-pocket expenses and FTEs conducting such work to the extent Company provides appropriate documentation (including original receipts) and an invoice. Until the fifth anniversary of the Effective Date, the FTE rates shall not exceed $360,000 for a full-time equivalent person year, and thereafter the Parties shall agree in good faith on a reasonable increase in FTE rates to reflect inflation and then-current industry standards.  Merck will pay the undisputed amount of such invoice within sixty (60) days after receipt thereof.

3.2.3    Non-Exclusive License Grant.  In the event that the making, having made, use, import, offer for sale and/or sale by Merck or its Related Parties of Product Candidate or Product (other than with respect to any pharmaceutically active ingredients controlled by Company or its Affiliate other than Product Candidate) would infringe during the term of this Agreement a claim of an issued letters patent that Company (or its Affiliate)  owns or has the rights to license and which patents are not covered by the grant in Section 3.2.1, Company hereby grants to Merck, to the extent Company is legally able to do so without incurring any payment obligations to any Third Party, a non-exclusive, sublicensable, royalty-free license in the Territory under such issued letters patent for Merck and its Related Parties to make, have made, use, import, offer to sell and sell Product Candidate and Product in the Territory.

3.3       No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or controlled by the other Party or its Affiliates.

3.4       No Grant of Inconsistent Rights by Company.  Company (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Person or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise) (i) any rights to any Company Know-How or Company Patent Rights (or any rights to any intellectual property that would otherwise be included in the Company Know-How or Company Patent Rights), in any manner that is inconsistent with or would interfere with the grant of the rights or licenses to Merck hereunder, or (ii) any rights to any Product Candidates or Products (other than as set forth herein).  Without limiting the foregoing, during the term of the Agreement, Company (and its Affiliates) shall not use (and shall not grant to any Third Party the right to use) any Product Candidate or Products for any purpose (including the development, manufacturing or commercialization thereof).

3.5       Sublicenses.  Merck shall have the right to sublicense (through multiple tiers of sublicenses) any or all of the licenses granted to Merck hereunder.  Merck shall be responsible for ensuring that the performance by any of its sublicensees hereunder that are exercising rights under a sublicense hereunder is in accordance with the applicable terms of this Agreement, any breach of the terms of this Agreement by a sublicensee shall be deemed to be a breach by Merck, and the grant of any such sublicense shall not relieve Merck of its obligations under this Agreement (except with

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respect to the diligence obligations to the extent they are performed by any such sublicensee(s) in accordance with this Agreement).

3.6       Development and Commercialization.  Following exercise of a License Option by Merck, if at all:

3.6.1    Merck shall use Commercially Reasonable Efforts, at its own expense, to develop and commercialize a Product and shall conduct the development and commercialization in accordance with all applicable laws, rules and regulations.  For avoidance of doubt, the satisfaction of Merck’s obligations under this Section 3.6 shall take into account any adverse condition or event relating to the safety or efficacy of the Product, and the obligation of Merck to meet development or marketing diligence milestones for any such Product shall be reasonably delayed or suspended to account for such conditions or events.

3.6.2    Until the First Commercial Sale of any Product, Merck shall submit to Company annual written reports providing a status of Merck’s and its Affiliates’ and Sublicensees’ activities related to the research and development of a Product during the preceding twelve (12) months.

3.7       Exclusivity. Except as contemplated by a Research Plan, during the [***] Research Term and the [***] Research Term, if any, Company will work exclusively (even as to Company itself) with Merck in any effort targeting [***]. Except as contemplated by a Research Plan: (a) during the term of this Agreement, Company may not conduct research or develop, for any use, (i) any Product Candidate or Product or (ii) any other bacteriophage in the same International Committee on Taxonomy of Viruses taxonomic family as such Product or Product Candidate that targets [***]; and (b) for a period of [***] years following exercise of the [***] License Option and/or the [***] License Option by Merck, if at all, Company may not research or develop [***].

ARTICLE 4  CONFIDENTIALITY AND PUBLICATION.

4.1       Nondisclosure Obligation.  All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

4.1.1    is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

4.1.2    is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

4.1.3    is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

4.1.4    is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party’s business records;

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4.1.5    is disclosed to governmental or other regulatory agencies in order to obtain patents directed to Company Information and Inventions, Merck Information and Inventions or Joint Information and Inventions, as applicable, or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

4.1.6    is, after the exercise of the [***] License Option and/or the [***] License Option by Merck, reasonably deemed necessary by Merck to be disclosed to Related Parties, agent(s), consultant(s), and/or other Third Parties for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business in connection with the development or commercialization of Products in the Field in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided,  however, that the term of confidentiality for such Third Parties shall be no less than ten (10) years;

4.1.7    is, prior to exercise of the [***] License Option and/or the [***] License Option by Merck, if at all, reasonably deemed necessary by Company to be disclosed to its Affiliates and consultant(s), and/or other Third Party contractors for purposes of performing Company’s obligations under this Agreement, on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided,  however, that the term of confidentiality for such Third Parties shall be no less than ten (10) years; or

4.1.8    is reasonably deemed necessary to the receiving Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and financial advisors agree to be bound by confidentiality and non-use obligations contained this Agreement; provided,  however, that the term of confidentiality for such attorneys, independent accountants and financial advisors shall be no less than ten (10) years.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

If a Party is required by judicial or administrative process (including a request for discovery received in an arbitration or litigation proceeding) to disclose Information that is subject to the non-disclosure provisions of this Section 4.1 or Section 4.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations.  Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1 and Section 4.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

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4.2       Publication.

4.2.1    Prior to the earlier of (x) Merck’s exercise of the [***] License Option and/or the [***] License Option (if at all) and (y) expiration of the term of the License Option, neither Party shall publish results of the [***] Research Plan or the [***] Research Plan, if any, without the other Party’s prior written consent. Provisions governing the filing of patent applications, which may be published by patent offices in which such filing is made, before the earlier of (x) Merck’s exercise of the [***] License Option and/or the [***] License Option (if at all) and (y) expiration of the term of the License Option, by the Parties, are provided under Section 7 of this Agreement.

4.2.2    If Merck exercises the [***] License Option and/or the [***] License Option, Company shall have no right to publish results of the applicable Research Plan, and Merck shall have the right to publish results of such Research Plan. Prior to a written publication or oral presentation of any such results, Merck shall deliver to Company a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation.  Company shall have the right to: (a) propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) request a reasonable delay in publication or presentation in order to protect patentable information for which Merck does not have filing rights in accordance with Article 7.  If Company requests such a delay, Merck shall delay submission or presentation for a period of up to ninety (90) days as necessary to enable patent applications protecting Company’s rights in such information to be filed in accordance with Article 7.  Upon expiration of such ninety (90) days, Merck shall be free to proceed with the publication or presentation; provided that if Company requests modifications to the publication or presentation, Merck shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.  Provisions governing the filing of patent applications by the Parties, which may be published by patent offices in which such filing is made, if Merck exercises the [***] License Option and/or the [***] License Option, are provided under Section 7 of this Agreement.

4.2.3    If Merck does not exercise the [***] License Option and/or the [***] License Option prior to the expiration of the term of the License Option, then Company may publish results of any Research Plan for which Merck does not exercise a License Option; provided,  however, that the Company may not make any publication containing Confidential Information of Merck, including any Merck Know-How, or use Merck’s name without Merck’s prior written consent.

4.3       Publicity/Use of Names.  No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except (a) as may be required by law (provided that the disclosing party shall seek confidential treatment, or a protective order, as applicable, for the terms of the Agreement to the extent permitted by applicable laws and regulations as determined by such Party), (b) in confidence to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party's activities in connection with this Agreement

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and (c) to any bona fide potential or actual financial investor or lender (but not including any corporate pharmaceutical venture groups), acquirer or merger partner for the sole purpose of evaluating an actual or potential investment, acquisition, merger or loan; provided that in each case, such disclosees are bound by written obligations of confidentiality consistent with the confidentiality obligations of this Agreement, and the disclosing Party shall be responsible for any breach by any such disclosee of the confidentiality obligations of this Agreement.

ARTICLE 5  PAYMENTS; ROYALTIES AND REPORTS

5.1       Payments During the Research Program.

5.1.1    In partial consideration for Company's performance of its obligations under the Research Program, upon the terms and conditions contained herein, Merck shall pay Company a one-time, non-refundable upfront payment equal to [***], payable within thirty (30) days after the Effective Date.

5.1.2    Subject to the terms and conditions of this Agreement, Merck shall pay to Company the applicable milestone payments provided for in this Section 5.1.2 upon the first occurrence of the indicated milestone event during the [***] Research Term.  Following a payment for a milestone set forth in this Section 5.1.2, the subsequent or repeated occurrence of the same milestone event (whether with a different candidate or otherwise or whether during or after the [***] Research Term) will not under any circumstance trigger any additional payment as a result of such event.  Each such milestone payment will be due and payable to the Company within sixty (60) days after the Committee determines that such milestone event has been achieved.

Milestone Event	Milestone Payment
[***] (“[***] Milestone 1”)	$[***]
[***] (“[***] Milestone 2”)	$[***]
[***] (“[***] Milestone 3”)	$[***]
[***] (“[***] Milestone 4” and together with [***] Milestones 1, 2, and 3, the “[***] Preclinical Milestones”)	$[***]

5.1.3    Subject to the terms and conditions of this Agreement, Merck shall pay to Company the applicable milestone payments provided for in this Section 5.1.3 upon the first occurrence of the indicated milestone event during the [***] Research Term, if any.  Following a payment for a milestone set forth in this Section 5.1.3, the subsequent or repeated occurrence of the same milestone event (whether with a different candidate or otherwise or whether during or after the [***] Research Term) will not under any circumstance trigger any additional payment as a result of such event.  Each such milestone payment will be due and payable to the Company within sixty (60) days after the Committee determines that such milestone event has been achieved.

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Milestone Event	Milestone Payment
[***] (“[***] Milestone 1”)	$[***]
[***] (“[***] Milestone 2”)	$[***]
[***] (“[***] Milestone 3”)	$[***]
[***] (“[***] Milestone 4” and together with [***] Milestones 1, 2, and 3, the “[***] Preclinical Milestones”)	$[***]

5.2       Payments Upon and After Option Exercise (if any).  This Section 5.2 shall apply only if Merck exercises the [***] Research Option and/or a License Option pursuant to Section 3.1 of this Agreement.

5.2.1    Option Exercise Payments.

(a)        In the event that Merck exercises the [***] Research Option pursuant to Section 2.1.2 of this Agreement, Merck shall pay to Company a one-time, non-refundable payment of [***] within thirty (30) days of the written notice contemplated thereby.

(b)        In the event that Merck exercises the [***] License Option and the [***] License Option pursuant to Section 3.1.2 of this Agreement, in consideration for the licenses and other rights granted to Merck herein, upon the terms and conditions contained herein, Merck shall pay to Company, within thirty (30) days of the written notice contemplated thereby, a one-time, non-refundable payment equal to one of the following, as applicable:

(i)         [***]; or

(ii)       [***]; or

(iii)      [***].

(c)        In the event that Merck exercises the [***] License Option or the [***] License Option, but not both, pursuant to Section 3.1.1 or 3.1.2, as applicable, in consideration for the licenses and other rights granted to Merck herein, upon the terms and conditions contained herein, Merck shall pay to Company, within thirty (30) days of the written notice contemplated thereby, a one-time, non-refundable payment equal to [***].

5.2.2    Milestone Payments.

(a)        Subject to the terms and conditions of this Agreement, in the event that Merck has exercised a License Option, Merck shall pay to Company the following milestone

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payments, for which Merck achieves the following milestone events hereunder following such exercise:

(i)         Development and Regulatory Milestones

Milestone Event	Milestone Payment
Initiation of the first Phase I Clinical Trial of a Product in the first Indication.	$[***]
Initiation of the first Phase IIb Clinical Trial of a Product in the first Indication.	$[***]
Initiation of the first Phase III Clinical Trial of a Product in the first Indication.	$[***]
Marketing Authorization for a Product in the United States for the first Indication.	$[***]
Marketing Authorization for a Product (i) in the first Major European Market for the first Indication, or (ii) from the EMA under a centralized filing for Product for the first Indication	$[***]
Marketing Authorization for a Product in Japan for the first Indication	$[***]
Initiation of the first Phase III Clinical Trial of a Product in a second Indication.	$[***]
Second Marketing Authorization for a Product in the United States	$[***]
Second Marketing Authorization for a Product (i) in the first Major European Market, or (ii) from the EMA under a centralized filing for Product	$[***]
Second Marketing Authorization for a Product in Japan	$[***]

In the event one or more clinical development milestones set forth in this Section 5.2.2(a)(i) are combined or skipped for any reason (e.g., as a result of FDA’s agreement that an alternative clinical trial design would be appropriate for the Product), the listed payment for the relevant milestone event(s) will be due upon the earlier of (A) achievement of the next clinical development milestone; or (B) the first Marketing Authorization of the Product.

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(ii)       Sales Milestones

Milestone Event	Milestone Payment
The achievement of aggregate total of worldwide Net Sales of Products in any single Calendar Year of [***]) or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Products in any single Calendar Year of [***] or more but less than [***].	$[***]
The achievement of aggregate total of worldwide Net Sales of Products in any single Calendar Year [***].	$[***]

(b)        Merck shall notify Company in writing within sixty (60) days following the achievement of each milestone set forth in Section 5.2.2(a)(i) and (ii). With respect to the achievement of a milestone under Section 5.2.2(a)(i), Merck shall make the appropriate milestone payment within sixty (60) days after the achievement of such milestone. With respect to the achievement of a milestone under Section 5.2.2(a)(ii), Merck shall make the appropriate milestone payment within sixty (60) days after the close of the Calendar Quarter in which such milestone was achieved.  The milestone payments set forth in this Section 5.2.2 shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

5.2.3    Royalties.  If Merck has exercised a License Option:

(a)        Royalties Payable By Merck.  Subject to the terms and conditions of this Agreement, Merck shall pay Company royalties, calculated on a Product-by-Product basis, as set forth in this Section 5.2.3. Solely in connection with this Section 5.2.3(a), the Parties acknowledge that as of the Effective Date, the Parties [***]. However, if a [***], the Parties will discuss in good faith [***]for purposes of determining the applicable royalty tier would be appropriate.

(i)         Patent Royalties. Subject to the provisions of Section 5.2.3(a)(ii), Merck shall pay Company royalties in an amount equal to the following percentage of Net Sales of Products where the sale of Product would infringe a Valid Patent Claim in the country of sale; provided that a Competitive Product is not sold in the country of sale:

a.          [***] of worldwide Net Sales in each Calendar Year up to and including [***];

b.         [***] of worldwide Net Sales in each Calendar Year for the portion of Net Sales exceeding [***] up to and including [***];

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c.          [***] of worldwide Net Sales in each Calendar Year for the portion of Net Sales exceeding [***] up to and including [***]; and

d.         [***] of worldwide Net Sales in each Calendar Year for the portion of Net Sales exceeding [***].

(ii)       Know-How Royalty.  Notwithstanding the provisions of Section 5.2.3(a)(i), in countries where the sale of Product by Merck or its Related Parties would not infringe a Valid Patent Claim or a Competitive Product is sold in the country, Merck shall pay royalty rates that shall be set at [***] of the applicable royalty rate determined according to 5.2.3(a)(i). Such royalties shall be calculated after first calculating royalties under Section 5.2.3(a)(i).

(iii)      Royalty tiers pursuant to Section 5.2.3(a)(i) and Section 5.2.3(a)(ii) shall be calculated based on worldwide Net Sales of each Product, provided that the determination of whether the royalty shall be calculated under Section 5.2.3(a)(i) or 5.2.3(a)(ii) shall be determined on a country-by-country basis.  Royalties on each Product at the rates set forth above shall continue on a country-by-country basis until the expiration of the later of: (i) the last-to-expire Valid Patent Claim; or (ii) for a period of [***] years after First Commercial Sale of such Product in such country (the “Royalty Period”).

(iv)       All royalties are subject to the following conditions:

(1)        that only one royalty shall be due with respect to the same unit of Product;

(2)        that no royalties shall be due upon the sale or other transfer among Merck or its Related Parties, but in such cases the royalty shall be due and calculated upon Merck’s or its Related Party’s Net Sales to the first independent Third Party;

(3)        no royalties shall accrue on the sale or other disposition of Product by Merck or its Related Parties for use in a Clinical Trial; and

(4)        no royalties shall accrue on the disposition of Product in reasonable quantities by Merck or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

(b)        Change in Sales Practices.  The Parties acknowledge that during the term of this Agreement, Merck’s sales practices for the marketing and distribution of Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible.  In such event the Parties

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agree to meet and reasonably discuss new ways of compensating Company to the extent currently contemplated under Section 5.2.3(a).

(c)        Royalties for Bulk Product Candidate.  In those cases in which Merck or a Related Party sells bulk Product Candidate rather than Product in packaged form to an independent Third Party where neither Merck nor any Related Party receives any consideration for the sales of Product by such Third Party, the royalty obligations of this Section 5.2.3 shall be applicable to the bulk Product Candidate.

(d)        Compulsory Licenses.  If a compulsory license is granted to a Third Party with respect to Product Candidate or Product in any country in the Territory with a royalty amount lower than the royalty amount provided by Section 5.2.3(a), then, following the First Commercial Sale of Competitive Product in such country under such compulsory license, the royalty amount to be paid by Merck on Net Sales in that country under Section 5.2.3(a) shall be reduced to the amount paid by the compulsory licensee during the term of such compulsory license.

(e)        Third Party Licenses. In the event that Merck obtains (after the Effective Date) a license under, or other rights to, Patent Rights or know-how or other intellectual property from any Third Party(ies) that are necessary in order to make, have made, use, import, offer to sell and/or sell Product(s) (hereinafter “Third Party Licenses”), [***] of the royalties actually paid under such Third Party Licenses by Merck or its Related Parties in connection with the manufacture, use, sale or import, as applicable, of Product(s) in a country for a Calendar Quarter shall be creditable against the royalty payments due Company by Merck with respect to the sale of such Product in such Calendar Quarter in such country.  Notwithstanding the foregoing, (i) in no event shall the royalties owed by Merck to Company for such Calendar Quarter for any Product for sales in a country be reduced by more than [***] pursuant to this Section 5.2.3(e) and (ii) if the Product is a Combination Product, then this Section 5.2.3(e) shall only apply to the extent that the Third Party License applies to the Product Candidate and not to the other pharmaceutically active ingredient. If Merck is not able to fully recover the amounts paid by Merck or its Related Parties under any Third Party License as a result of the foregoing restriction, then Merck shall be entitled to carry forward such right of off-set to future Calendar Quarters with respect to such excess amount.  At the request of Merck, Company shall provide reasonable assistance to Merck (at Merck’s expense) (or its Related Parties) in obtaining any such Third Party Licenses or otherwise taking action with respect Patent Rights or know-how or other intellectual property of any Third Party(ies) that is reasonably necessary in order to make, have made, use, import, offer to sell and/or sell Product(s).

5.2.4    Reports; Payment of Royalty.   Following both (a) exercise of a License Option by Merck, if at all, and (b) the First Commercial Sale of a Product: Merck shall furnish to Company a quarterly written report for the Calendar Quarter showing the Net Sales of all Products, on a product-by-product and country-by-country basis, subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement, which reports shall show the aggregate deductions from gross sales under the definition of Net Sales and the calculation of

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royalties from Combination Products, if any, as determined in accordance with the applicable formula under the definition of Net Sales.  Reports shall be due on the sixtieth (60th) day following the close of each Calendar Quarter.  Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.2.5    Audits. Following both (a) exercise of a License Option by Merck, if at all, and (b) the First Commercial Sale of a Product:

(a)        Upon the written request of Company and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by Company and reasonably acceptable to Merck, at Company’s expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than thirty-six (36) months prior to the date of such request.  The accounting firm shall disclose to Company only whether the royalty reports are correct or incorrect and the amount of any discrepancy.  No other information shall be provided to Company.

(b)        If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within thirty (30) days of the date Company delivers to Merck such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties.  The fees charged by such accounting firm shall be paid by Company;  provided,  however, that if such audit uncovers an underpayment of royalties by Merck that exceeds [***], then the fees of such accounting firm shall be paid by Merck.

(c)        Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Company’s independent accountant to the same extent required of Merck under this Agreement.

(d)        Upon the expiration of thirty-six (36) months following the end of any Calendar Year, the calculation of royalties payable with respect to such Calendar Year shall be binding and conclusive upon Company, and Merck and its Related Parties shall be released from any liability or accountability with respect to royalties for such Calendar Year.

(e)        Company shall treat all financial information subject to review under this Section 5.2.5 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

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5.2.6    Payment Terms.  All payments to be made by Merck to Company under this Agreement shall be made in United States dollars and may be paid by check made to the order of Company or bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Company from time to time.  In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Company shall be determined by Merck at the monthly rate of exchange utilized by Merck in its worldwide accounting system.

5.2.7    Income Tax Withholding.  Company shall be liable for all taxes on Company’s income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Merck to Company under this Article 5 (“Agreement Payments”).  If applicable laws, rules or regulations require the withholding of Taxes, Merck shall make such withholding payments to the appropriate tax authority and shall subtract the amount thereof from the Agreement Payments.  Merck shall submit to Company appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time.  Merck shall provide Company reasonable assistance in order to allow Company to obtain the benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1       Representations and Warranties of Each Party.  Each Party represents and warrants to the other Party that as of the Effective Date:

6.1.1    such Party is duly organized and validly existing under the laws of the state or jurisdiction of its organization and has full corporate right, power and authority to enter into this Agreement and to perform its obligations hereunder;

6.1.2    the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Party.  This Agreement has been duly executed by such Party.  This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Party enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; and

6.1.3    the execution, delivery and performance by such Party of this Agreement and any other agreements and instruments contemplated hereunder will not (i) in any respect violate any statute, regulation, judgment, order, decree or other restriction of any governmental authority to which such Party is subject, (ii) violate any provision of the corporate charter, by-laws or other organizational documents of such Party, or (iii) constitute a material violation or breach by such Party of any provision of any material contract, agreement or instrument to which such Party is a party or to which such Party may be subject although not a party.

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6.2       Company Representations and Warranties.  Company represents and warrants to Merck that as of the date of this Agreement:

6.2.1    to Company’s knowledge, the issued Patent Rights within the Company Background IP are not invalid or unenforceable, in whole or in part;

6.2.2    it has the full right, power and authority to enter into this Agreement, to perform the activities hereunder, including the Research Program, and to grant the licenses granted hereunder (including under Article 3);

6.2.3    it (and its Affiliates) has not prior to the Effective Date otherwise granted any rights to any Third Parties that would conflict with the rights granted to Merck hereunder;

6.2.4    to Company’s knowledge, it owns or controls the Company Background IP, all of which are (and shall be, in the case of Company Information and Inventions) free and clear of any liens, charges and encumbrances;

6.2.5    neither it nor any of its Affiliates has received any written notification from a Third Party that the use of the Company Background IP infringes or misappropriates the Patent Rights or know-how owned or controlled by such Third Party, and Company has no actual knowledge that a Third Party has any basis for any such claim;

6.2.6    Company has obtained all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it as of the Effective Date, as applicable, in connection with the execution, delivery and performance of this Agreement by Company; and

6.2.7    Company (and its Affiliates) has not employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including under Section 21 USC 335a or any foreign equivalent thereof, in performing any portion of the Research Program.

6.3       Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.  THE PARTIES ACKNOWLEDGE THAT ANY INFORMATION, BIOLOGICAL MATERIAL AND KNOW-HOW PROVIDED BY ONE PARTY TO ANOTHER HEREUNDER, ARE PROVIDED “AS IS” WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

ARTICLE 7  PATENT PROVISIONS.

7.1       Filing, Prosecution and Maintenance of Patents.

7.1.1    Patent Rights in Company Background IP.  Company, or, as applicable, Company’s licensors, shall be solely responsible for the preparation, filing, prosecution and

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maintenance of any patent or patent application claiming Company Background IP and during the term of this Agreement, shall keep Merck reasonably informed regarding the filing and prosecution of any such patent applications filed by Company during the Research Term.

7.1.2    Company Patent Rights Prior to Option Exercise.  On a program-by-program basis, until the earlier of (i)(A) [***] License Option exercise by Merck or (B) [***] License Option exercise by Merck (as applicable) and (ii) expiration of the later of (A) the [***] Option Term or (B) the [***] Option Term (as applicable), Company shall have the sole right to prosecute all Research Program Patent Rights arising from the applicable program, in consultation with Merck, and in accordance with the following:

(a)        Company shall give Merck an opportunity to review the text of any draft patent application before filing. Company shall consult with Merck with respect to such patent application, and shall make all changes to such application reasonably requested by Merck.  Merck shall provide to Company any feedback regarding such application within thirty (30) days of Company consulting with Merck under this section. For clarity, Company shall not be required to make a change requested by Merck to any Research Program Patent Right that Company reasonably determines would be detrimental to any Company Background IP.

(b)        Company agrees not to file any patent application that would be a Product-Specific Company Patent Right or Joint Patent Right (in the event that Merck were to exercise the applicable Option).  Merck, in consultation with Company, shall have the right to determine whether claims or unclaimed disclosure in any draft patent application under this section cover such subject matter and, if Merck so determines, then Company will remove such claims or disclosure from the draft.

(c)        Company shall supply Merck with a copy of the application as filed, together with notice of its filing date and serial number.

(d)        Company shall keep Merck advised of the prosecution and maintenance status of the Research Program Patent Rights and, upon Merck’s request, shall provide advance copies of draft responses to substantive official office actions for review and comment by Merck. Such comments shall be provided by Merck within fourteen (14) days after receipt of such office actions. Company shall follow any reasonable advice and suggestions timely provided by Merck in connection therewith.

(e)        Company shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Research Program Patent Rights licensed to Merck.

(f)        Company shall give notice to Merck of any desire to cease prosecution and/or maintenance of any Research Program Patent Right on a country-by-country basis in the Territory and, in such case, shall permit Merck, in its sole discretion, to continue prosecution or maintenance of such Research Program Patent Right at its own expense.  If Merck elects to continue prosecution or maintenance of such

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Research Program Patent Right, Company shall execute documents in a timely manner as may be reasonably necessary to allow Merck to continue such prosecution and maintenance.  During prosecution of an application, however, Company may on its own, without providing such notice, abandon an application as long as a parent or child of such application is co-pending.

7.1.3    Product-Specific Company Patent Rights Following Option Exercise.  If Merck exercises a License Option, from the date of such License Option exercise: Merck shall have the first right to file the corresponding patent applications claiming such Product-Specific Company Patent Rights included within such License Option at its own expense; and the following provisions shall apply with respect to such patent applications in the Product-Specific Company Patent Rights claiming or covering the corresponding subject matter:

(a)        Merck shall give Company an adequate opportunity to review the text of any draft patent application before filing. Company shall provide to Merck any feedback regarding such application within thirty (30) days of receipt thereof. Merck shall supply Company with a copy of the application as filed, together with notice of its filing date and serial number.

(b)        Upon request from Merck, at Merck’s expense, Company will cooperate with Merck in the drafting, prosecution and filing of Product-Specific Company Patent Rights including, but not limited to, determination of proper inventorship, execution of formal papers (including declarations, powers of attorney and assignments) and providing technical feedback and experimental data.

(c)        Merck has the first right to prosecute and maintain the Product-Specific Company Patent Rights and to select countries in which to file the Product-Specific Company Patent Rights.  Merck shall use Commercially Reasonable Efforts with regard to selecting countries in which to file the Product-Specific Company Patent Rights.

(d)        Merck shall keep Company advised of the status of the prosecution and maintenance status of the Product-Specific Company Patent Rights and, upon Company’s written request, shall provide copies of office actions related to the prosecution and maintenance of the Product-Specific Company Patent Rights.

(e)        Merck shall promptly give notice to Company of the grant, lapse, revocation, surrender, invalidation or abandonment of any Product-Specific Company Patent Rights.

(f)        Merck shall give at least fifteen (15) days’ advanced written notice to Company of any desire to cease prosecution and/or maintenance of Product-Specific Company Patent Rights on a country-by-country basis in the Territory and, in such case, shall permit Company, in its sole discretion, to assume and continue prosecution or maintenance of such Product-Specific Company Patent Rights at its own expense. During prosecution of an application, however, Merck may on its own, without providing such notice, abandon an application as long as a parent or child of such application is co-pending.

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7.1.4    Research Program Patent Rights Following Option Exercise.  If Merck exercises a License Option, from the date of such License Option exercise: Company shall have the first right to prosecute all Research Program Patent Rights arising from the applicable program, in consultation with Merck, and in accordance with the following:

(a)        Company shall give Merck an opportunity to review the text of any draft patent application before filing. Company shall consult with Merck with respect to such patent application, and shall make all changes to such application reasonably requested by Merck.  Merck shall provide to Company any feedback regarding such application within thirty (30) days of Company consulting with Merck under this section. For clarity, Company shall not be required to make a change requested by Merck to any Research Program Patent Right that Company reasonably determines would be detrimental to any Company Background IP.

(b)        Company agrees not to file any patent application that would be a Product-Specific Company Patent Right or Joint Patent Right.  Merck, in consultation with Company, shall have the right to determine whether claims or unclaimed disclosure in any draft patent application under this section cover Product-Specific Company Patent Rights or Joint Patent Rights and, if Merck so determines, then Company will remove such claims or disclosure.

(c)        Company shall supply Merck with a copy of the application as filed, together with notice of its filing date and serial number.

(d)        Company shall keep Merck advised of the prosecution and maintenance status of the Research Program Patent Rights and, upon Merck’s request, shall provide advance copies of draft responses to substantive official office actions for review and comment by Merck. Such comments shall be provided by Merck within fourteen (14) days after receipt of such office actions. Company shall follow any reasonable advice and suggestions timely provided by Merck in connection therewith.

(e)        Company shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Research Program Patent Rights licensed to Merck.

(f)        Company shall give notice to Merck of any desire to cease prosecution and/or maintenance of Research Program Patent Rights on a country-by-country basis in the Territory and, in such case, shall permit Merck, in its sole discretion, to continue prosecution or maintenance of such Research Program Patent Rights at its own expense.  If Merck elects to continue prosecution or maintenance of such Research Program Patent Rights, Company shall execute documents in a timely manner as may be reasonably necessary to allow Merck to continue such prosecution and maintenance.  During prosecution of an application, however, Company may on its own, without providing such notice, abandon an application as long as a parent or child of such application is co-pending.

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7.1.5    Joint Patent Rights.  Until the earlier of (i)(A) the [***] License Option exercise by Merck or (B) the [***] Option Exercise by Merck and (ii) expiration of the later of (A) the [***] Option Term or (B) the [***] Option Term, neither Party shall, without the other Party’s written consent, file patent applications that claim or cover Joint Information and Inventions. Company shall have the first right to file the corresponding patent applications claiming or covering such Joint Information and Inventions only if Merck does not exercise the corresponding License Option. Following exercise by Merck of a License Option, if at all: Merck shall have the first right to file the corresponding patent applications claiming or covering such Joint Information and Inventions; and the following provisions shall apply with respect to patent applications in such Joint Patent Rights:

(a)        Merck shall give Company an adequate opportunity to review the text of any patent application before filing, shall consult with Company with respect thereto, and shall supply Company with a copy of the application as filed, together with notice of its filing date and serial number.

(b)        Upon request from Merck, at Merck’s expense, Company will cooperate with Merck in the drafting, prosecution and filing of Joint Patent Rights including, but not limited to, determination of proper inventorship, execution of formal papers (including declarations, powers of attorney and assignments) and providing technical feedback and experimental data.

(c)        Merck has the first right to prosecute and maintain the Joint Patent Rights and to select countries in which to file the Joint Patent Rights.

(d)        Merck shall keep Company advised of the status of the Joint Patent Rights and, upon Company’s written request, shall provide copies of office actions related to the prosecution and maintenance of the Joint Patent Rights.

(e)        Merck shall give notice to Company of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Patent Rights.

(f)        Merck shall give at least fifteen (15) days’ advanced written notice to Company of any desire to cease prosecution and/or maintenance of Joint Patent Rights on a country-by-country basis in the Territory and, in such case, shall permit Company, in its sole discretion, to assume and continue prosecution or maintenance of such Joint Patent Rights at its own expense. During prosecution of an application, however, Merck may on its own, without providing such notice, abandon an application as long as a parent or child of such application is co-pending.

7.1.6    Other Provisions. Following exercise of a License Option by Merck, if at all:

(a)        Patent Term Extension.  The Parties shall cooperate fully with each other to provide necessary information and assistance, as the other Party may reasonably request, in obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Company Patent Rights and Joint Patent Rights of the corresponding exercised License Option.  In the event that elections with respect to obtaining such patent term

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extension are to be made, Merck shall have the right to make the election and Company agrees to abide by such election.

(b)        Other Cooperation.  The Parties agree to cooperate fully and provide any information and assistance that either may reasonably request for the filing, prosecution and maintenance of Company Patent Rights and Joint Patent Rights.  The Parties further agree to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 102(c) for U.S. patents and patent applications.

7.1.7    Filing, Prosecution and Maintenance Expenses.  With respect to all filing, prosecution and maintenance activities under this Section 7.1, the filing and/or prosecuting Party shall be responsible for payment of all costs and expenses related to such activities.

7.1.8    Inventor Remuneration.  Company shall comply with all applicable country-specific inventor remuneration laws and regulations associated with Company Patent Rights and Joint Patent Rights when inventor remuneration obligations are triggered by an employee of Company and/or its Affiliates, or a Third Party acting on behalf of Company and/or its Affiliates.  Merck shall comply with all applicable country-specific inventor remuneration laws and regulations associated with Joint Patent Rights when inventor remuneration obligations are triggered by an employee of Merck and/or its Affiliates, or a Third Party acting on behalf of Merck and/or its Affiliates.

7.2       Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings.  Following exercise by Merck of the [***] License Option or [***] License Option, if at all, the following provisions shall apply with respect to any Product-Specific Company Patent Rights or Joint Patent Rights corresponding to the exercised License Option:

7.2.1    Third Party Initiated Proceedings. Each Party shall, within ten (10) days of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, opposition, reexamination requested by a Third Party, inter partes review, post-grant review or similar contested administrative proceeding involving a Third Party relating to Product-Specific Company Patent Rights or Joint Patent Rights.  Merck and Company shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding.  Merck shall have the right to control such proceedings with respect to Product-Specific Company Patent Rights and Joint Patent Rights, and Company shall have the right to review any submission to be made in connection with such proceeding.  The controlling Party shall bear all costs of conducting such proceedings.

7.2.2    Party Initiated Proceedings.  Merck shall have the sole right and discretion to initiate a reexamination, supplemental examination, reissue or similar administrative proceeding relating to Product-Specific Company Patent Rights or Joint Patent Rights.  Company shall have the right to review any submission to be made in connection with such proceeding.  If there is disagreement regarding whether a reexamination, supplemental examination, reissue or similar administrative proceeding relating to Product-Specific Company Patent Rights or Joint Patent Rights should be initiated, such disagreement shall be referred to the

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senior intellectual property officers of the Parties.  In the event that these two executives do not, after reasonable efforts, reach agreement, the resolution and/or course of conduct shall be determined by Merck.  In the event that Merck chooses not to initiate a proceeding under this Section 7.2.2, and upon Merck’s written consent, Company shall have the right to initiate such proceedings.  Merck shall have the right to control such proceedings.

7.2.3    Cooperation.  In connection with any administrative proceeding under Section 7.2.1 or 7.2.2, Merck and Company shall cooperate fully and provide each other with any information or assistance that either may reasonably request. The Parties shall keep each other informed of developments in any such action or proceeding, including the status of any settlement negotiations and the terms of any offer related thereto.  For any proceeding not controlled by Merck, Company shall obtain prior approval from Merck of any settlement offer or settlement agreement, which approval shall not be unreasonably withheld, conditioned or delayed.

7.2.4    Expenses. The Party controlling any administrative proceeding pursuant to Section 7.2.1 and 7.2.2 shall bear all expenses related thereto.

7.3       Enforcement and Defense.  Following exercise by Merck of the [***] License Option or the [***] License Option, if at all, the following provisions shall apply with respect to any Know-How, Product-Specific Company Patent Rights, or Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory corresponding to the exercised License Option:

7.3.1    The Parties shall give notice to each other of either (i) any infringement of Product-Specific Company Patent Rights or Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory (including filing of a Biosimilar Application filed under Section 351(k) of the Public Health Service Act for which Merck is a reference product sponsor), or (ii) any misappropriation or misuse of Company Know-How, that may come to its attention.  Merck and Company shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and Company, to terminate any infringement of Product-Specific Company Patent Rights or Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory or any misappropriation or misuse of Company Know-How.  The final decision regarding the course of action, however, will be Merck’s.  Merck, upon notice to Company, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Merck and/or Company.  Merck will have the right to control such legal action relating to Product-Specific Company Patent Rights, Company Know-How or Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country

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basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory, including selection of any patents for listing under 42 U.S.C. §262(l), and to control the defense of any declaratory judgment action relating to Product-Specific Company Patent Rights, Company Know-How or Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory. Each Party shall have the right to be represented by counsel of its own choice.

7.3.2    Merck shall promptly inform Company if it elects not to exercise its first right under Section 7.3.1 to initiate and prosecute legal action, and, if Merck consents, Company shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Company and, if necessary, Merck.  If Company elects to do so, the costs of any agreed-upon course of action to terminate infringement of Product-Specific Company Patent Rights or Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory; or misappropriation or misuse of Company Know-How, including without limitation the costs of any legal action commenced or the defense of any declaratory judgment, shall be paid by Company.  Each Party shall have the right to be represented by counsel of its own choice.

7.3.3    For any action to terminate any infringement of Product-Specific Company Patent Rights or Joint Patent Rights; or any Company Background IP or Company Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory; or any misappropriation or misuse of Company Know-How, in the event that a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all lawful documents necessary for the Party to initiate litigation to prosecute and maintain such action under this Section 7.3.  In connection with any action or potential action, Merck and Company will cooperate fully and will provide each other with any information or assistance that either may reasonably request, including cooperating with regard to any pre-litigation review of the Product-Specific Company Patent Rights and Joint Patent Rights; or any Company Background IP or Research Program Patent Rights that claim Product or Product Candidate as a composition-of-matter or, on a country-by-country basis, a method of treatment of a human disease which has received Marketing Authorization by the appropriate Regulatory Authority in the country in the Territory.  Each Party shall keep the other informed of developments in any action or proceeding.  For any proceeding not controlled by Merck, Company shall obtain prior approval from Merck of any settlement offer or settlement agreement, such approval not to be unreasonably withheld, delayed or conditioned.

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7.3.4    Any recovery obtained by either or both Merck and Company in connection with or as a result of any action contemplated by this Section, whether by settlement or otherwise, shall be shared in order as follows:

(a)        the Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(b)        the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(c)        the amount of any recovery remaining shall then be allocated between the Parties on a pro rata basis taking into consideration the relative economic losses suffered by each Party.

ARTICLE 8  TERM AND TERMINATION

8.1       Term and Expiration.  This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3, this Agreement shall continue in full force and effect until one or more Products has received Marketing Authorization and, thereafter, until expiration of all royalty obligations hereunder.  Upon expiration of this Agreement, Merck's licenses pursuant to Section 3.2.1 and 3.2.2 shall become fully paid-up, perpetual licenses.

8.2       Termination by Merck.

8.2.1    During the Term of the License Option. During the term of the License Option, notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement, in its sole discretion, by giving ninety (90) days’ advance written notice of such termination to Company. For the avoidance of doubt, termination by Merck under this Section can be effected only through a written notice specifically referring to this Section.

8.2.2    Following Option Exercise. Notwithstanding anything contained herein to the contrary, and following exercise of a License Option by Merck, if at all, Merck shall have the right to terminate this Agreement at any time in its sole discretion by giving ninety (90) days’ advance written notice to Company.  For the avoidance of doubt, termination by Merck under this Section can be effected only through a written notice specifically referring to this Section.

8.2.3    Termination due to Option Expiration. If Merck does not exercise a License Option on or before the end of the term of the License Option, this Agreement shall terminate automatically with no further action of the Parties.

8.3       Termination for Cause.

8.3.1    Cause for Termination.  This Agreement may be terminated at any time during the term of this Agreement:

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(a)        upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided,  however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 9; or

(b)        by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided,  however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

8.3.2    Effect of Termination by Merck for Cause under Section 8.3.1(a).  In addition to Sections 8.4 and 8.5, if this Agreement is terminated by Merck pursuant to Section 8.3.1(a) following exercise by Merck of a License Option for a material breach by Company of Article 4 of this Agreement, Merck’s licenses pursuant to Sections 3.2.1 and 3.2.2 shall become perpetual licenses subject to the payment of royalties pursuant to the terms of Section 5.2.3 in an amount equal to fifty percent (50%) of any amounts set forth in such Section 5.2.3.

8.3.3    Effect of Termination for Cause under Section 8.3.1(b).  In addition to Sections 8.4 and 8.5, if this Agreement is terminated by Merck pursuant to Section 8.3.1(b) due to the rejection of this Agreement by or on behalf of Company under Section 365 of the United States Bankruptcy Code (the “Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Company to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code.  The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Company under the Code, Merck shall be entitled to a complete duplicate of or complete access to (as Merck deems appropriate), any such intellectual property and all embodiments of such intellectual property.  Such intellectual property and all embodiments thereof shall be promptly delivered to Merck (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless Company elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Company upon written request therefore by Merck.  The foregoing provisions of this Section 8.3.3 are without prejudice to any rights Merck may have arising under the Code or other applicable law.

8.3.4    Termination of Certain Licenses. If Merck or a Related Party commences or otherwise, directly or indirectly, pursues (or assists Third Parties to do so) any Challenge of any Patent Right included in the Company Patent Rights, Merck’s licenses hereunder shall terminate.  For the purpose of this Section, “Challenge” means any challenge to the validity or enforceability of the applicable Patent Right, including by (i) filing a declaratory judgment action in which the applicable Patent Right is alleged to be invalid or unenforceable, (ii)

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citing prior art pursuant to 35 U.S.C. §301, filing a request for re-examination of the applicable Patent Right, or provoking or becoming party to an interference with the applicable Patent Right pursuant to 35 U.S.C. §135 or (iii) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against the applicable Patent Right, or petitioning for any form of administrative or judicial (or arbitration) review of the applicable Patent Right, including post-grant review, Inter Partes Review, or opposition proceedings.

8.4       Effects of Termination.  In the event of any termination of this Agreement (except as otherwise expressly stated):

8.4.1    Except for the surviving provisions set forth in Section 8.5, the rights and obligations of the Parties hereunder (including the licenses and option rights under Article 3) shall terminate as of the date of such termination.

8.4.2    No later than thirty (30) days after the effective date of termination, each Party shall return or cause to be returned to the other Party all Information  in tangible form received from the other Party and all copies thereof; provided,  however, that each Party may retain any Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section, and may keep one copy of Information received from the other Party in its confidential files for record purposes.

8.4.3    Each Party shall pay all amounts then due and owing as of the termination date.

8.4.4    The Parties shall confer to determine how the Joint Patent Rights will be addressed.

8.4.5    Upon termination of this Agreement by either Party (other than a termination of this Agreement by Merck where Section 8.3.2 applies) following exercise of a License Option by Merck, (i) Merck and its Affiliates, sublicensees and distributors shall be entitled, during the twelve (12)-month period immediately following the effective date of termination, to finish any work-in-progress and to sell any Product or Product Candidate remaining in inventory, in accordance with the terms of this Agreement, subject to royalties therefor, and (ii) the obligations under Article 5 (Payments, Royalties and Reports) in connection with any selling permitted by clause (i) above shall continue in force and effect during such twelve (12)-month period until the expiration of the Royalty Period for each Product (provided for clarity that this clause shall not be construed to grant any licenses to Merck other than the permissions granted pursuant to this Section 8.4.5).

8.5       Effect of Expiration or Termination; Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Product(s) or Product Candidate sold prior to such expiration or termination. The provisions of Section 4.1 shall survive the expiration or termination of this Agreement and shall continue in effect for ten (10) years.  The provisions of Article 1 (Definitions), Article 8 (Termination) and Article 9 (Miscellaneous) and Sections 2.7.1 (Research Information and Inventions), 7.1.5 (Joint Patent Rights), shall survive any expiration or termination of this Agreement.

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ARTICLE 9  MISCELLANEOUS

9.1       Indemnification.

9.1.1    Indemnification by Merck.  Merck hereby agrees to indemnify, hold harmless and defend Company, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “Company Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to (i) breach by Merck of Section 2.9 (Compliance with Law and Ethical Business Practices), or (ii) if a License Option is exercised by Merck, the clinical development, manufacture, use, sale or other disposition of any Product Candidate or Product by Merck any Related Party.

9.1.2    Indemnification by Company.  Company agrees to indemnify, hold harmless and defend Merck, its Affiliates and their respective officers, directors, agents, employees, successors and assigns (collectively, the “Merck Indemnified Parties”) against any and all losses, costs, expenses, fees or damages arising out of or relating to claims, allegations, suits, actions or proceedings asserted by any Third Party, whether governmental or private, arising out of or relating to breach by Company of Section 2.9 (Compliance with Law and Ethical Business Practices).

9.1.3    Procedure.  If either Party is seeking indemnification under Section 9.1 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the claim (provided,  however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under, as applicable, Section 9.1, except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which it may provide (or not) in its sole discretion. If the Parties cannot agree as to the application of Section 9.1 to any claim, pending resolution of the dispute pursuant to Section 9.9, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 9.1 upon resolution of the underlying claim.

9.2       Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR

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OTHER SIMILAR DAMAGES OR ANY PUNITIVE DAMAGES OR ANY LOST PROFIT, LOST SALE OR LOST OPPORTUNITY DAMAGES (WHETHER SUCH DAMAGES ARE CLAIMED DIRECTLY OR INDIRECTLY) ARISING FROM OR RELATING TO THIS AGREEMENT (INCLUDING BREACH OF THIS AGREEMENT) OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER AND WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 4.

9.3       Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

9.4       Assignment.  Except as provided in this Section 9.4, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided,  however, that (i) Merck may, without such consent, assign, in whole or in part, this Agreement and its rights and obligations hereunder to an Affiliate and (ii) either Party may, without such consent, assign this Agreement in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any attempted assignment not in accordance with this Section 9.4 shall be void.  Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

9.5       Use of Affiliates.  Merck shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of its Affiliates; provided, for clarity, that Merck shall remain at all times fully liable for its responsibilities under this Agreement and a Merck Affiliate shall have no right to enforce this Agreement against Company.

9.6       Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.7       Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery,

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registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Company, to:	SYNTHETIC GENOMICS, INC.11149 North Torrey Pines Road La Jolla, CA 92037 Attention: Chief Executive Officer

and:	Attention: Office of General Counsel

if to Merck, to:	Merck Sharp & Dohme Corp. One Merck Drive Whitehouse Station, NJ 08889-0100 Attention: Office of Secretary Facsimile No.: (908) 735-1246
and	Merck Sharp & Dohme Corp. 2000 Galloping Hill Road PO Box 539 Mailstop K-1-4161 Kenilworth, NJ 07033-1310 Attention: Senior Vice President, Business Development

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.  The Parties hereby agree that, to the extent permitted by law, any notice provided in accordance with this Section shall constitute due service of process with respect to any legal proceeding between the Parties arising hereunder and that compliance with the Hague Convention for the Service of Process, if otherwise applicable, shall not be required.

9.8       Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws or renvoi.

9.9       Dispute Resolution.

9.9.1    The Parties shall negotiate and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof (a “Dispute”). Any Party shall give the other Party written notice of any Dispute not resolved in the normal course of business. Within 20 days from the date of delivery of such notice, the receiving Party shall submit to the other Party a written response.  The notice and response shall include (A) a statement of that Party's position and a summary of arguments supporting

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that position, and (B) the name and title of the executive who will represent that Party and of any other person who will accompany the executive.  Within 45 days from the date of delivery of the initial notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. These executives shall have the authority to settle the Dispute and shall be at a higher level of management than the persons with direct responsibility for administration of this Agreement. All negotiations pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

9.9.2    If the Parties do not fully settle following the procedure in Section 9.9.1, and a Party wishes to pursue the matter, each dispute, controversy or claim arising from or related to this Agreement or the breach thereof that is not an “Excluded Claim” shall be brought in (i) if the suit is initiated by Company, the federal court for the District of New Jersey, if federal jurisdiction is available, or, alternatively, in the state courts in Union County, New Jersey or (ii) if the suit is initiated by Merck, the federal court for the Southern District of California, if federal jurisdiction is available, or, alternatively, in the state courts in San Diego County, California.  Each of the Parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in such courts, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum, and (c) any claim that such court does not have jurisdiction with respect to such litigation. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION.

9.9.3    As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.  Any action concerning Excluded Claims identified in clauses (a) and (b) of this Paragraph may be brought in any court having jurisdiction.

9.10     Entire Agreement; Amendments.  This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof.  Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement.  The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. Notwithstanding anything to the contrary in the foregoing, that certain confidentiality agreement between the Parties dated as of August 17, 2016,

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shall remain in full force and effect with respect to the subject matter thereof and information disclosed thereunder.

9.11     Headings.  The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

9.12     Independent Contractors.  It is expressly agreed that Company and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither Company nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

9.13     Waiver.  The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

9.14     Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.15     Certain Conventions.  Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) the words “include”, “includes”, and “including” shall be deemed to be followed by the words “without limitation”, unless otherwise specified, and (e) any reference to a statute, directive, regulation or other instrument having the force of law shall be deemed to be a reference to such statute, directive, regulation or instrument as it may be amended from time to time.

9.16     Business Day Requirements.  In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring business day.

9.17     Counterparts.  This Agreement may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MERCK SHARP & DOHME CORP.		SYNTHETIC GENOMICS, INC.

BY:	/s/ Benjamin Thorner	BY:	/s/ Oliver Fetzer
	Benjamin Thorner		Oliver Fetzer

TITLE: SVP & Head of BD&L		TITLE: Chief Executive Officer